Exhibit 10.2

THIRD AMENDMENT

TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of November 14, 2011 (this “Amendment”) to the Existing Credit Agreement (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Article I below) is entered into by and among W.E.T. AUTOMOTIVE SYSTEMS, AG, a German stock corporation (the “German Borrower”), W.E.T. AUTOMOTIVE SYSTEMS LTD., a Canadian corporation (the “Canadian Borrower” and, together with the German Borrower, the “Borrowers” and each, a “Borrower”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), BANC OF AMERICA SECURITIES LIMITED, as administrative agent (in such capacity, the “Administrative Agent”) and BANK OF AMERICA, N.A., as Swing Line Lender and L/C Issuer (“Bank of America”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, Bank of America and the Administrative Agent are all parties to the Credit Agreement, dated as of March 30, 2011 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Lenders amend certain provisions of the Existing Credit Agreement and the Lenders are willing to effect such amendments, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE X

DEFINITIONS

SECTION 10.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Amendment” is defined in the preamble.

“Amendment Effective Date” is defined in Article III.

“Bank of America” is defined in the preamble.

“Borrower” is defined in the preamble.

“Canadian Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

“German Borrower” is defined in the preamble.

“Lender” is defined in the preamble.

SECTION 10.2. Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE XI

AMENDMENTS TO CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II. Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

SECTION 11.1. Amendment to Article I. Article I of the Existing Credit Agreement is hereby amended by adding the following definition in its proper alphabetical place:

“U.S. Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in U.S. Dollars, such amount, and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in U.S. Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of U.S. Dollars with such currency.

SECTION 11.2. Amendments to Article VII. Article VII of the Existing Credit Agreement is hereby amended as follows:

SECTION 11.2.1. Amendment to Section 7.01. Clause (k) of Section 7.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(k) Liens against the assets of WET China and/or the joint venture entity under the Helbako JV Agreement, the Ningbo JV Agreement and any other joint venture agreement securing the Indebtedness incurred by WET China and/or such joint venture entity permitted under Section 7.03(g); and”

SECTION 11.2.2. Amendment to Section 7.02. Clause (f) of Section 7.02 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(f) Investments in or on behalf of WET China and/or the joint venture entity under or otherwise in connection with the Helbako JV Agreement, the Ningbo JV Agreement and any other joint venture agreement, in an aggregate amount not to exceed €4,000,000; and”

SECTION 11.2.3. Amendments to Section 7.03.

(a) Clause (g) of Section 7.03 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(g) Indebtedness incurred by WET China and/or the joint venture entity under the Helbako JV Agreement, the Ningbo JV Agreement and any other joint venture agreement, in an aggregate amount not to exceed €4,000,000;”

(b) Section 7.03 of the Existing Credit Agreement is hereby amended by (a) deleting the “and” at the end of clause (i) thereof, (b) re-lettering clause (j) thereof to clause (k) and (c) inserting a new clause (j) as follows:

“(j) Guarantees by the Borrowers and the Unrestricted Loan Parties in favor of suppliers thereof and other third parties in the ordinary course of business in an amount not to exceed the U.S. Dollar Equivalent of $3,500,000 in the aggregate at any one time outstanding; and”

ARTICLE XII

CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective on and as of the date first written above (the “Amendment Effective Date”) when the following conditions have been met:

SECTION 12.1. Counterparts. The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrowers and the Required Lenders.

SECTION 12.2. Costs and Expenses, etc. The Administrative Agent shall have received for the account of each Lender, all fees, costs and expenses due and payable pursuant to Section 10.04 of the Credit Agreement, if then invoiced, including fees and expenses of counsel to the Administrative Agent.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 13.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article X thereof.

SECTION 13.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 13.4. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 13.5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

SECTION 13.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

SECTION 13.7. Representations and Warranties. In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders that, both before and after giving effect to this Amendment, all statements set forth in clauses (a) and (b) of Section 4.03 of the Credit Agreement are true and correct.

SECTION 13.8. Lender Acknowledgement. Each Lender hereby acknowledges that the principal payments received from the Borrowers for the months ended August 31, 2011 and September 30, 2011 were in amounts agreed to by the Lenders notwithstanding any deviation from the amounts set forth in Section 2.07(a) of the Credit Agreement in effect prior to the effectiveness of the Existing Credit Agreement on October 11, 2011.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

W.E.T. AUTOMOTIVE SYSTEMS, AG,
a German stock corporation

By:	/s/ Thomas Liedl
Name: Thomas Liedl
Title: Chief Financial Officer

W.E.T. AUTOMOTIVE SYSTEMS LTD., a Canadian corporation

By:	/s/ Caspar Baumhauer
Name: Caspar Baumhauer
Title: Chief Executive Officer

BANC OF AMERICA SECURITIES LIMITED, as Administrative Agent

By:	/s/ Kevin Day
Name: Kevin Day
Title: Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ David K. Komrska
Name: David K. Komrska
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Joseph Bomberski
Name: Joseph Bomberski
Title: Vice President

COMERICA BANK

By:	/s/ Kimberly S. Kersten
Name: Kimberly S. Kersten
Title: Vice President

THE HUNTINGTON NATIONAL BANK

By:	/s/ Steven J. McCormack
Name: Steven J. McCormack
Title: Vice President

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Erik Siersma
Name: Erik Siersma
Title: Vice President